Exhibit 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

November 30, 2005

Aggregate Note Amount

Aggregate Note Amount

Original	800,000,000.00

Note Balance @ 10/31/05	579,749,088.50
Principal distributable amount	20,140,125.53

Note Balance @ 11/30/05	559,608,962.97

Class A-1 Note Amount
Note Amount

Original	168,000,000.00

Note Balance @ 10/31/05	0.00
Principal distributable amount	0.00

Note Balance @ 11/30/05	0.00

Class A-2 Note Amount
Note Amount

Original	190,000,000.00

Note Balance @ 10/31/05	140,448,910.08
Principal distributable amount	19,110,965.12

Note Balance @ 11/30/05	121,337,944.96

Class A-3 Note Amount
Note Amount

Original	252,000,000.00

Note Balance @ 10/31/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 11/30/05	252,000,000.00

Class A-4 Note Amount
Note Amount

Original	157,675,000.00

Note Balance @ 10/31/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 11/30/05	157,675,000.00

Class B Note Amount
Note Amount

Original	32,325,000.00

Note Balance @ 10/31/05	29,625,178.42
Principal distributable amount	1,029,160.41

Note Balance @ 11/30/05	28,596,018.01

Total
Distributable Amounts

Interest Distributable Amount	1,719,527.61
Principal Distributable Amount	20,140,125.53

Total	21,859,653.14

Class A-1
Distributable Amounts

Interest Distributable Amount	0.00
Principal Distributable Amount	0.00

Total	0.00

Class A-2
Distributable Amounts

Interest Distributable Amount	380,382.47
Principal Distributable Amount	19,110,965.12

Total	19,491,347.59

Class A-3
Distributable Amounts

Interest Distributable Amount	743,400.00
Principal Distributable Amount	0.00

Total	743,400.00

Class A-4
Distributable Amounts

Interest Distributable Amount	501,932.08
Principal Distributable Amount	0.00

Total	501,932.08

Class B
Distributable Amounts

Interest Distributable Amount	93,813.06
Principal Distributable Amount	1,029,160.41

Total	1,122,973.47

	Class A-1	Class A-2
Note Factors
11/30/2005	0.0000000%	63.8620763%

	Class A-3	Class A-4
Note Factors
11/30/2005	100.0000000%	100.0000000%

	Class B
Note Factors
11/30/2005	88.4640928%

	$	#
Pool Data

Original Pool Balance	808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05	202,867,922.66	10,428
Pool Balance at 10/31/05	597,679,472.69	37,607
Principal Payments	19,755,359.58	551
Defaulted Receivables	1,007,656.44	56
Pool Balance at 11/30/05	576,916,456.67	37,000
Overcollateralization Target Amount	17,307,493.70
Recoveries	600,902.94

Weighted Average APR	6.71%
Weighted Average Remaining Term	49.54

	Aggregate Net Losses	Net Loss Ratio
September	325,648.32	0.61%
October	494,665.28	0.96%
November	406,753.50	0.82%

Average Net Loss Ratio		0.80%

Noteholders’ First Priority Principal Distributable Amount	0.00
Noteholders’ Second Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances
Balance as of 10/31/05	98,663.41	10,190,970.33
Balance as of 11/30/05	92,961.05	10,224,072.27
Change	(5,702.36)	33,101.94
Reserve Fund Requirement		9,864,429.33
Reserve Fund Supplemental Requirement/(Excess)		(359,642.94)

Total
Distribution per $1,000

Distribution Amount	27.3245664

Interest Distribution Amount	2.1494095
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	25.1751569

Class A-1
Distribution per $1,000

Distribution Amount	0.0000000

Interest Distribution Amount	0.0000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Class A-2
Distribution per $1,000

Distribution Amount	102.5860399

Interest Distribution Amount	2.0020130
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	100.5840269

Class A-3
Distribution per $1,000

Distribution Amount	2.9500000

Interest Distribution Amount	2.9500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Class A-4
Distribution per $1,000

Distribution Amount	3.1833333

Interest Distribution Amount	3.1833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Class B
Distribution per $1,000

Distribution Amount	34.7400919

Interest Distribution Amount	2.9021830
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	31.8379089

Total
Servicing Fee

Amount of Servicing Fee Paid	498,066.22
Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	389	5,448,399.15
Past Due 61-90 days	87	1,333,048.03
Past Due 91 + days	38	602,184.33

Total	514	7,383,631.51